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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of SVI Solutions, Inc. on Form S-1 of our report dated July 13, 2001 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in the Prospectus.


/S/ DELOITTE & TOUCHE LLP


San Diego, California
May 8, 2003